EXHIBIT 99.1

           American River Bankshares Announces Fourth Quarter Earnings

Sacramento, CA, January 18, 2007 - American River Bankshares (NASDAQ-GS: AMRB) today reported diluted earnings per share for the fourth quarter of 2006 of $0.42, a 7.7% increase from $0.39 recorded in the third quarter of 2006 and a 2.3% decrease from $0.43 for the fourth quarter of 2005. Net income for the fourth quarter of 2006 increased 5.8% to $2,407,000 from $2,275,000 during the third quarter of 2006 and decreased 6.2% from $2,567,000 for the fourth quarter of 2005. Diluted earnings per share for the year ended December 31, 2006 remained constant at $1.53 and net income decreased 1.3% to $9,062,000 from $9,184,000 for the year ended December 31, 2005.

"We are pleased to finish 2006 with solid results," said David T. Taber, President and CEO of American River Bankshares. "The last two quarters have each been better than the previous and our key industry metrics are very good." He added: "The economy is strong, but the rapid increase in funding costs has made 2006 tough. As a Company, we believe that we're up to the challenge of positioning ourselves as the premier business bank in the communities we serve."

Net interest income for the fourth quarter of 2006 decreased 0.3% to $6,777,000 from $6,798,000 for the third quarter of 2006 and decreased 2.6% from $6,955,000 for the fourth quarter of 2005. Interest income for the fourth quarter of 2006 decreased 1.0% to $9,637,000 from $9,737,000 for the third quarter of 2006 and increased 7.5% from $8,966,000 for the fourth quarter of 2005. For the year ended December 31, 2006, net interest income increased 2.3% to $27,066,000 from $26,462,000 and interest income increased 14.3% to $37,954,000 from $33,213,000 for the year ended December 31, 2005.

Net interest margin as a percentage increased to 5.03% for the fourth quarter of 2006 from 5.01% for the third quarter of 2006 and decreased from 5.09% for the fourth quarter of 2005. For the year ended December 31, 2006, net interest margin as a percentage increased to 5.03% from 4.98% for the year ended December 31, 2005.

Interest expense for the fourth quarter of 2006 decreased 2.7% to $2,860,000 from $2,939,000 for the third quarter of 2006 and increased 42.2% from $2,011,000 for the fourth quarter of 2005. For the year ended December 31, 2006, interest expense increased 61.3% to $10,888,000 from $6,751,000.

Noninterest income for the fourth quarter of 2006 increased 0.3% to $607,000 from $605,000 for the third quarter of 2006 and increased 6.5% from $570,000 for the fourth quarter of 2005. For the year ended December 31, 2006, noninterest income increased 4.9% to $2,443,000 from $2,329,000. Noninterest expense decreased 2.1% to $3,526,000 from $3,602,000 in the third quarter of 2006 and increased 6.9% from $3,298,000 for the fourth quarter of 2005. For the year ended December 31, 2006, noninterest expense increased 6.6% to $14,388,000 from $13,493,000.

Net loans as of December 31, 2006 increased $8,597,000 (2.3%) to $382,993,000 from $374,396,000 as of September 30, 2006 and increased $17,422,000 (4.8%) from
$365,571,000 as of December 31, 2005. Total deposits as of December 31, 2006 increased $431,000 to $493,875,000 from $493,444,000 as of September 30, 2006 but decreased $6,831,000 (1.4%) from $500,706,000 as of December 31, 2005.
Short-term borrowings increased 45.8% to $37,270,000 at December 31, 2006 from $25,566,000 at September 30, 2006. Short-term borrowings are down 5.4% from $39,386,000 at December 31, 2005.

"Shifting our loan and deposit portfolio mix towards commercial loans and noninterest bearing deposits remains an important goal," said David Taber. "Quarter over quarter, commercial loans are up 3%, noninterest-bearing deposits are up 4% and over the one year period, commercial loans increased 10%."


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Credit quality remains good, with nonperforming loans and leases at 0.02% of total loans and leases compared to 0.08% last quarter and 0.02% one year ago. The allowance for loan and lease losses increased slightly to $5,874,000 as of December 31, 2006 from $5,871,000 as of September 30, 2006 and increased from $5,679,000 as of December 31, 2005. The provision for loan and lease losses was $50,000 for the fourth quarter of 2006, an increase from $30,000 for the third quarter of 2006 and no change from the fourth quarter of 2005. The reserve as a percentage of loans and leases was 1.51% at December 31, 2006, compared to 1.54% at September 30, 2006 and 1.53% at December 31, 2005. Non performing assets were $78,000 and net chargeoffs were $125,000 for the year ended December 31, 2006.

Performance measures in the fourth quarter of 2006: the Return on Average Assets
(ROAA) was 1.61%, Return on Average Equity (ROAE) was 15.47%, Return on Average Tangible Equity (ROATE) was 21.78% and the efficiency ratio was 46.12%. For the quarter ended September 30, 2006, the Company had a ROAA of 1.50%, ROAE of 14.39%, ROATE of 20.16% and an efficiency ratio of 47.03%. For the year ended December 31, 2006, the Company had a ROAA of 1.50%, ROAE of 14.48%, ROATE of 20.33% and an efficiency ratio of 47.11%.

Fourth Quarter Highlights

o American River Bankshares continues a long history of enhancing shareholder value with its 92nd consecutive profitable quarter. In the fourth quarter of 2006, the Company repurchased 28,500 shares totaling $728,000 and for the year ended December 31, 2006, has repurchased 258,600 shares totaling nearly $7,000,000. Also in the fourth quarter of 2006, the Company declared a 5% stock dividend and quarterly cash dividend of 15 cents per share.

o Net interest margin for the fourth quarter of 2006 was 5.03% compared to 5.09% for the fourth quarter of 2005. Net interest margin for the year ended December 31, 2006 was 5.03% compared to 4.98% for the year ended December 31, 2005.

o American River Bank's offices in the Greater Sacramento Area and Placer County experienced a slight decrease in total deposits of 0.2% to $319,286,000 at December 31, 2006 from $319,958,000 at December 31, 2005.
     Year over year, net loans increased 4.3% to $222,851,000 from $213,670,000.

o North Coast Bank, a division of American River Bank with three offices in Sonoma County, increased total deposits 3.8% to $69,521,000 at December 31, 2006 from $66,984,000 as of December 31, 2005. Year over year, net loans increased 18.0% to $83,302,000 from $70,613,000.

o Bank of Amador, a division of American River Bank with three offices in Amador County, experienced a decrease in total deposits of 7.6% to $105,375,000 at December 31, 2006 from $114,079,000 at December 31, 2005.
     Year over year, net loans decreased 5.5% to $76,840,000 from $81,287,000.

o The American River Bankshares Foundation awarded a total of $70,000 during its 2006 grant cycle to five non-profit organizations in the four counties we serve. The mission of the American River Bankshares Foundation is to support organizations that create opportunity, enhance self-esteem and provide physical and emotional well-being for the most vulnerable women and children.

2006 Year in Review Highlights

o American River Bank was awarded the 2006 Hands on Sacramento Award for Encouraging Employee Volunteerism at the 18th Annual People Helping People Awards, put on by the Community Service Planning Council. It pays tribute to Sacramento-area companies and individuals serving as role models of outstanding commitment to community service. This award recognizes a business that supports employee volunteer projects as well as encouraging year-round employee volunteerism.

o American River Bankshares was selected for the new NASDAQ Global Select Market, which has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements, putting the Company among some of the most well-respected organizations in the nation, including Costco, Intel and Google to name a few.


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

o U.S. Banker Magazine (July 2006) ranked AMRB as number thirty-five on their "Top 200 Publicly Traded Community Banks" list for the second consecutive year. The magazine's annual performance ranking includes banks and thrifts with assets under $1 billion and lists each company by three-year average rate of return on equity.

About American River Bankshares
-------------------------------
American River Bankshares [NASDAQ: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call 916-231-6700 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statement
-------------------------
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and in reports filed on its 2006 Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.


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

American River Bankshares
Consolidated Balance Sheet (Unaudited)

                                                               December 31      September 30       December 31
                           ASSETS                                 2006              2006              2005
Cash and due from banks                                       $  25,352,000     $  29,076,000     $  34,825,000
Federal funds sold                                                        0                 0         1,250,000
Interest-bearing deposits in bank                                 4,951,000         4,951,000         4,844,000
Investment securities                                           151,311,000       149,776,000       171,809,000
Loans and leases:
     Real estate                                                278,264,000       271,350,000       265,995,000
     Commercial                                                  85,859,000        83,128,000        77,971,000
     Lease financing                                              6,375,000         6,686,000         7,967,000
     Other                                                       19,074,000        19,790,000        20,029,000
     Deferred loan and lease originations fees, net                (705,000)         (687,000)         (712,000)
     Allowance for loan and lease losses                         (5,874,000)       (5,871,000)       (5,679,000)
                                                              -------------------------------------------------
     Total loans and leases, net                                382,993,000       374,396,000       365,571,000
                                                              -------------------------------------------------
Bank premises and equipment                                       1,846,000         1,905,000         2,090,000
Accounts receivable servicing receivable, net                     2,581,000         2,611,000         2,000,000
Intangible assets                                                17,822,000        17,903,000        18,152,000
Accrued interest and other assets                                17,147,000        11,481,000        12,222,000
                                                              -------------------------------------------------
                                                              $ 604,003,000     $ 592,099,000     $ 612,763,000
                                                              =================================================

                    LIABILITIES & EQUITY
Noninterest-bearing deposits                                  $ 160,574,000     $ 154,549,000     $ 164,397,000
Interest checking                                                41,814,000        42,670,000        46,364,000
Money market                                                    122,765,000       125,170,000       133,443,000
Savings                                                          36,893,000        36,785,000        37,711,000
Time deposits                                                   131,829,000       134,270,000       118,791,000
                                                              -------------------------------------------------
     Total deposits                                             493,875,000       493,444,000       500,706,000
                                                              -------------------------------------------------
Short-term borrowings                                            37,270,000        25,566,000        39,386,000
Long-term debt                                                    5,000,000         6,722,000         4,270,000
Accrued interest and other liabilities                            5,487,000         4,747,000         5,655,000
                                                              -------------------------------------------------
     Total liabilities                                          541,632,000       530,479,000       550,017,000
     Total equity                                                62,371,000        61,620,000        62,746,000
                                                              -------------------------------------------------
                                                              $ 604,003,000     $ 592,099,000     $ 612,763,000
                                                              =================================================

Nonperforming loans and leases to total loans and leases               0.02%             0.08%             0.02%
Net chargeoffs to average loans and leases (annualized)                0.03%             0.03%             0.04%
Allowance for loan and lease loss to total loans and leases            1.51%             1.54%             1.53%
Leverage Ratio                                                         7.81%             7.59%             7.64%
Tier 1 Risk-Based Capital Ratio                                       10.34%            10.19%            10.57%
Total Risk-Based Capital Ratio                                        11.59%            11.44%            11.82%

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

American River Bankshares
Consolidated Statement of Income (Unaudited)

                                              Fourth         Fourth           %              For the year ended           %
                                              Quarter        Quarter        Change              December 31             Change
                                                2006           2005                         2006           2005
                                            ------------------------------------------------------------------------------------
Interest income                             $  9,637,000   $  8,966,000          7.5%   $ 37,954,000   $ 33,213,000         14.3%
Interest expense                               2,860,000      2,011,000         42.2%     10,888,000      6,751,000         61.3%
                                            ------------------------------------------------------------------------------------
Net interest income                            6,777,000      6,955,000         (2.6%)    27,066,000     26,462,000          2.3%
Provision for loan and lease losses               50,000         50,000           --         320,000        322,000         (0.6%)
Total noninterest income                         607,000        570,000          6.5%      2,443,000      2,329,000          4.9%
Total noninterest expense                      3,526,000      3,298,000          6.9%     14,388,000     13,493,000          6.6%
                                            ------------------------------------------------------------------------------------
Income before taxes                            3,808,000      4,177,000         (8.8%)    14,801,000     14,976,000         (1.2%)
Income taxes                                   1,401,000      1,610,000        (13.0%)     5,739,000      5,792,000         (0.9%)
                                            ------------------------------------------------------------------------------------
Net income                                  $  2,407,000   $  2,567,000         (6.2%)  $  9,062,000   $  9,184,000         (1.3%)
                                            ====================================================================================

Basic earnings per share                    $       0.43   $       0.43           --    $       1.56   $       1.56           --
Diluted earnings per share                          0.42           0.43         (2.3%)          1.53           1.53           --

Average diluted shares outstanding             5,751,634      6,007,619                    5,907,644      6,022,137

Net interest margin as a percentage                 5.03%          5.09%                        5.03%          4.98%

Operating Ratios:
Return on average assets                            1.61%          1.67%                        1.50%          1.54%
Return on average equity                           15.47%         16.41%                       14.48%         15.14%
Return on average tangible equity                  21.78%         23.15%                       20.33%         21.64%
Efficiency ratio (fully taxable equivalent)        46.12%         42.21%                       47.11%         45.16%

Earnings per share have been adjusted for 5% stock dividends in 2006 and 2005


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

American River Bankshares
Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

                                            Fourth           Third          Second           First
                                            Quarter         Quarter         Quarter         Quarter
                                              2006            2006            2006            2006
                                          ------------------------------------------------------------
Interest income                           $  9,637,000    $  9,737,000    $  9,463,000    $  9,117,000
Interest expense                             2,860,000       2,939,000       2,764,000       2,325,000
                                          ------------------------------------------------------------
Net interest income                          6,777,000       6,798,000       6,699,000       6,792,000
Provision for loan and lease losses             50,000          30,000         156,000          84,000
Total noninterest income                       607,000         605,000         597,000         634,000
Total noninterest expense                    3,526,000       3,602,000       3,622,000       3,638,000
                                          ------------------------------------------------------------
Income before taxes                          3,808,000       3,771,000       3,518,000       3,704,000
Income taxes                                 1,401,000       1,496,000       1,381,000       1,461,000
                                          ------------------------------------------------------------
Net income                                $  2,407,000    $  2,275,000    $  2,137,000    $  2,243,000
                                          ============================================================

Basic earnings per share                  $       0.43    $       0.39    $       0.36    $       0.38
Diluted earnings per share                        0.42            0.39    $       0.36            0.37

Average diluted shares outstanding           5,751,634       5,885,968       5,983,079       6,013,008
Shares outstanding-end of period             5,657,346       5,677,875       5,812,355       5,905,876

Net interest margin as a percentage               5.03%           5.01%           4.96%           5.12%

Quarterly Operating Ratios:
Return on average assets                          1.61%           1.50%           1.41%           1.49%
Return on average equity                         15.47%          14.39%          13.53%          14.41%
Return on average tangible equity                21.78%          20.16%          18.92%          20.20%
Efficiency ratio (fully tax equivalent)          46.12%          47.03%          48.01%          47.34%

Earnings per share have been adjusted for 5% stock dividends in 2006 and 2005


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